                                             REGISTRATION STATEMENT NO. 33-57545

 As filed with the Securities and Exchange Commission on November 15, 1995

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
               Amendment No. 2 (First Posteffective) on Form S-3

                                  To Form S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               DTE ENERGY COMPANY
                         (formerly, DTE Holdings, Inc.)
                 (Exact name of issuer as specified in charter)

                 Michigan                     2000 2nd Avenue                        38-3217752
          (State of Incorporation)      Detroit, Michigan 48226-1279    (I.R.S. Employer Identification No.)
                                              (313) 237-8666

         (Address and telephone number of principal executive offices)

                                ________________


                                 SUSAN M. BEALE
                     Vice President and Corporate Secretary
                               DTE Energy Company
                                2000 2nd Avenue
                          Detroit, Michigan 48226-1279
                                (313) 237-8666

           (Name, address, and telephone number of agent for service)

                                ________________

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. / /

        If this Form is a posteffective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list Securities Act registration number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                                ________________

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                ________________

         NOTE:     DTE Energy Company ("Registrant") will be the successor

                   to The Detroit Edison Company ("Detroit Edison") pursuant

                   to a statutory share exchange ("Exchange") by which all

                   outstanding shares of common stock of Detroit Edison

                   will be exchanged for shares of common stock of

                   Registrant as described in the Proxy Statement and

                   Prospectus dated March 9, 1995, previously filed as part of this registration statement.  The shares of common stock to be offered by the prospectus included with this Amendment

                   No. 2 were registered with the initial registration on

                   Form S-4.  Registrant will request this Amendment No. 2 to become effective on or about the effective date of the

                   Exchange, currently expected to be January 1, 1996.

                                                             [DTE Energy Logo]




                              DTE Energy Company

                                   Dividend

                     Reinvestment and Stock Purchase Plan





                                                               January 2, 1996

DTE ENERGY COMPANY
DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN                         [DTE LOGO]

     This prospectus relates to 10,000,000 shares of common stock (without par value) of DTE Energy Company ("DTE Energy") registered for sale under the DTE ENERGY COMPANY DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN ("Plan").

     You must be a shareholder of record to participate in the Plan; however, if you are not currently a shareholder of record, you may join the Plan if, at the time you enroll, you invest at least $100 in Plan shares.

     If you were participating in The Detroit Edison Company Dividend Reinvestment Plan prior to the January 1996 corporate reorganization and share exchange, your enrollment in the Plan will continue until you specify that you want to withdraw. As a transition, the 1995 fourth-quarter dividends payable January 15, 1996, on the common stock of The Detroit Edison Company ("Detroit Edison") will be reinvested under the Plan in DTE Energy common stock. Likewise, any cash investments received, but not yet invested as of the effective date of the Plan, will be reinvested in DTE Energy common stock.

     Shares of DTE Energy common stock purchased under the Plan may be previously issued shares purchased on the open market or original-issue shares purchased directly from DTE Energy. Shares purchased on the open market will provide no new funds for DTE Energy. Funds received from original-issue shares will be used for general corporate purposes. For shares purchased on the open market, the purchase price will be the weighted average price of the aggregated shares purchased under the Plan during the purchase period, including the brokerage charges. For original-issue shares purchased from DTE Energy, the purchase price will be the average of the high and low sales price as reported in the Wall Street Journal's New York Stock Exchange Composite Transactions on the pricing date as defined in the Plan.
                               ------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
     COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
           THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

                The date of this prospectus is January 2, 1996.

                                  THE COMPANY

     DTE Energy, a Michigan corporation, is a holding company with electric utility and other energy-related businesses. Detroit Edison is DTE Energy's principal affiliate, the result of a corporate reorganization approved by Detroit Edison shareholders on April 24, 1995, and completed on January 1, 1996.

     Detroit Edison continues to be a regulated public utility operating in a 7,600-square-mile service area located in Southeastern Michigan. Detroit Edison's service area includes approximately 13 percent of Michigan's total land area, and includes about one-half of the state's population, industrial electric energy consumption, and industrial capacity.

     DTE Energy is a legal entity separate and distinct from Detroit Edison and DTE Energy's various other utility and nonutility affiliates. As a holding company with no significant operations of its own, DTE Energy's principal source of funds will be dividends or other distributions from its subsidiaries, borrowings, and sales of equity. The ability of Detroit Edison and the other affiliates to pay dividends or distribute funds to DTE Energy may be subject to contractual restrictions, and depends on the earnings, financial condition, and capital requirements of the affiliates. DTE Energy's common stock is listed on the New York and Chicago stock exchanges. Its principal executive offices are located at 2000 2nd Avenue, Detroit, Michigan 48226-1279, and the telephone number is (313) 235-4000.

                             AVAILABLE INFORMATION

     Both DTE Energy and Detroit Edison are subject to the informational requirements of the Securities Exchange Act of 1934 as amended ("1934 Act") and, in accordance with the 1934 Act, must file periodic reports and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements, and other information can be inspected at the SEC's public reference facilities located in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The information is also available for inspection and copying at the SEC's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048; and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Also, copies of the material can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the SEC by either DTE Energy or Detroit Edison pursuant to the 1934 Act, are incorporated into this prospectus by reference:

          1. Detroit Edison's Annual Report on Form 10-K for the year ended December 31, 1994.

          2. Detroit Edison's Current Reports on Form 8-K dated January 27, 1995, and March 1, 1995.

          3. Detroit Edison's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995.

          4. The description of common stock contained in DTE Energy's registration statement on Form 8-B, dated January 2, 1996.

     All reports and other documents filed by DTE Energy pursuant to Sections 13, 14, and 15(d) of the 1934 Act after the date of this prospectus and prior to the termination of the offering of the common stock offered in this prospectus shall be deemed to be incorporated by reference in this prospectus and to be made a part hereof from their respective dates of filing.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Any person receiving a copy of this prospectus may also obtain, without charge, a copy of any of the documents that have been or may be incorporated by reference in this prospectus, except for the exhibits to such documents. Requests should be directed to Susan M. Beale, Vice President and Corporate Secretary; DTE Energy, 2000 2nd Avenue, Detroit, Michigan 48226-1279; (313) 235-4000.

                            DESCRIPTION OF THE PLAN

     The following question-and-answer statements define the terms and conditions of the Plan.

     WE SUGGEST YOU RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.

     In this description of the Plan, the shares purchased on your behalf under the Plan and held for you by DTE Energy are called "Plan shares." Shares that are registered in your name and for which you hold the certificate are called "certificated shares."

     1. WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide you with a convenient and economical way to purchase shares of DTE Energy common stock and to reinvest all or a portion of your cash dividends in additional shares of DTE Energy common stock.

     2. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     All shareholders of record owning DTE Energy common stock or preferred or preference stock issued by either DTE Energy or Detroit Edison are eligible to join the Plan. If you are of legal age, but not a shareholder of record, you can join the Plan by making an initial cash investment of at least $100. Another condition of eligibility is that you reside within the United States, its territories, or the Province of Ontario, Canada.

     3. WHAT ARE THE ADVANTAGES OF THE PLAN?

     When you choose to participate in the Plan:

        - You may have all or a portion of the cash dividends on your DTE Energy common or preferred stock, as well as the dividends on your Detroit Edison preferred or preference stock, reinvested into additional shares of DTE Energy common stock.

        - You may purchase additional DTE Energy common stock throughout the year, up to $100,000 in any calendar year. The minimum cash investment is $25.

        - Your funds will be fully invested because the Plan permits fractions of shares, as well as whole shares, to be credited to your account. In addition, under the Plan you will receive credit for dividends on fractions of shares, as well as on whole shares.

        - You will be able to direct DTE Energy to sell or transfer all or a portion of the shares you hold under the Plan.

        - You will avoid the need for safekeeping certificates if you choose to change your DTE Energy common stock certificates into Plan shares.

        - Your personal recordkeeping will be simplified because you will receive a transaction statement each time stock is purchased on your behalf.

        - Brokerage fees for shares purchased on the open market will generally be lower than if you purchased shares on your own. If original-issue shares are purchased, there will be no brokerage charge.

     4. WHO ADMINISTERS THE PLAN?

     DTE Energy will administer the Plan, which will include keeping the Plan records and serving as custodian for shares held in the Plan. DTE Energy will designate a plan administrator, and shares of common stock purchased under the Plan will be held by the plan administrator as agent for participants in the Plan. DTE Energy will also designate a registered securities broker to purchase and sell shares of DTE Energy common stock for Plan participants. DTE Energy can change the plan administrator or broker at any time.

     If you need information or assistance regarding the Plan, call 1-800-551-5009 (toll-free). Correspondence and completed forms should be mailed to:

                           DTE ENERGY COMPANY
                           Dividend Reinvestment and Stock Purchase Plan P.O. Box 33380
                           Detroit, Michigan 48232-5380

     5. HOW DO I ENROLL IN THE PLAN?

     If you are not a shareholder of record, you must make an initial cash investment. You will need to fill out, sign, and return your enrollment form to DTE Energy. You will need to (a) indicate your investment option by marking a box on the enrollment form and (b) also send a check or money order to cover your initial purchase of DTE Energy common stock. Your initial cash investment must be at least $100, but no more than $100,000. Your check or money order must be in U.S. dollars and payable to DTE Energy. (Please do not send cash.) All checks and money orders will be acknowledged by a receipt.

     If you are a shareholder of record, you do not need to fill out an enrollment form to join the Plan. You will need to complete, sign, and return an authorization card on which you will indicate your investment option. Before you send in your authorization card, please look at how your certificated shares are registered because they may be under different forms of registration. If so, more than one authorization card and more than one signature may be necessary. For example, if you have three separate stock certificates, and they are registered to "Mary Brown," "Mary Lois Brown," and "Mary Brown & John Brown Jt Ten," three authorization cards will be needed to include all the shares in the Plan, and three Plan accounts will be opened. As a shareholder of record, you can also make a cash investment when you join the Plan, but because you already own stock you are not required to do so.

     6. WHAT INVESTMENT OPTIONS ARE PROVIDED UNDER THE PLAN?

     You may participate in the Plan under any one of three investment options:

        Option 1: Full dividend reinvestment plus cash investments;

        Option 2: Partial dividend reinvestment plus cash investments; and

        Option 3: Cash investments only.

     7. WHAT IS MEANT BY FULL DIVIDEND REINVESTMENT?

     If you elect to fully reinvest your dividends, when a dividend is paid the cash dividends on all your shares (both certificated and Plan shares) will be used to purchase additional shares of DTE Energy common stock. These additional shares, including fractional shares, will be credited to your Plan account and you will not receive a dividend check for any of the shares you own under the Plan.

     If you select Option 1, your dividends will be fully reinvested and you will be able to send in cash investments at your convenience any time during the year.

     8. WHAT IS MEANT BY PARTIAL DIVIDEND REINVESTMENT?

     If you elect to partially reinvest your dividends, when a dividend is paid you will receive a dividend check for the cash dividends on some of your shares, and the rest of your cash dividends will be reinvested in DTE Energy common stock. When you select this option, you must specify the number of whole shares for which you want to receive cash. The rest of your cash dividends, including dividends on fractional shares, will be used to purchase additional shares of DTE Energy common stock and the additional shares will be credited to your Plan account.

     If you select Option 2, your dividends will be reinvested according to your instructions and you will be able to send in cash investments at your convenience any time during the year.

     9. IF I CHOOSE TO MAKE THE CASH INVESTMENTS ONLY, WHAT HAPPENS TO MY DIVIDENDS?

     If you elect to make cash investments only, you are stating that you want to be able to purchase Plan shares of DTE Energy common stock, but you do not want to participate in either dividend reinvestment option.

     If you select Option 3, you will be able to send in cash investments at your convenience any time during the year. When a dividend is paid you will receive a dividend check for the full amount of the dividends payable to you on both your certificated and your Plan shares, including the fractional shares.

     10. WHAT IS A CASH INVESTMENT AND HOW IS IT MADE?

     A cash investment is a request to purchase additional Plan shares of DTE Energy common stock. Unlike dividend reinvestment, which normally occurs at quarterly intervals, you can make a cash investment throughout the year. Each cash investment must be at least $25, and your total cash investments for any calendar year cannot be more than $100,000. You will not automatically receive stock certificates for shares purchased under the Plan, but you will receive a transaction statement that shows the number of whole or fractional shares credited to your account as a result of the purchase. Attached to your transaction statement will be a correspondence form, which can be used to authorize and direct your next cash investment. You are under no obligation to return the form or to make any cash investments under the Plan. DTE Energy will return any single cash investment of less than $25 or any amount that brings your total cash investment for the year above the $100,000 limit. Every cash investment will be acknowledged by a receipt.

     If you change your mind and want to cancel your most recent cash investment, you should notify DTE Energy in writing. Because Plan shares will be purchased monthly, your written cancellation notice must be received by DTE Energy before the 10th of the month; that is, before the shares relating to your cash investment are purchased.

     11. CAN I CHANGE MY INVESTMENT OPTION?

     You can change your investment option on or before the dividend record date. For instance, to switch from cash investments only and begin to partially reinvest your dividends, or to increase or decrease the number of shares on which your dividends are to be reinvested, you will need to request and submit a new authorization card.

     12. WHEN WILL SHARES BE PURCHASED UNDER THE PLAN?

     Shares related to dividend reinvestment will be purchased quarterly (when the dividends are paid) during a window of time that starts three business days prior to the dividend payment date, and ends no later than 10 business days after the dividend payment date. Dividends are normally paid on the 15th of January, April, July, and October. The exact timing of purchases made within the purchase period will depend on the amount of funds available for investment that month and may be affected by securities law requirements.

     Shares related to cash investments will be purchased monthly (after the 10th of the month), except during January, April, July, and October when they will be purchased along with the shares related to dividend reinvestment. If your cash investment is received on or before the 10th day of the month, your shares will be purchased that month. If your cash investment is received after the 10th of the month, your shares will be purchased the next month.

     If for any reason shares cannot be purchased, you will be sent your dividends in cash and all cash investment funds will be returned.

     13. WILL INTEREST BE PAID TO ME ON FUNDS HELD FOR INVESTMENT?

     Interest will not be paid on funds held for dividend reinvestment or cash investment, regardless of whether the funds are invested or returned prior to investment.

     14. HOW MANY SHARES WILL BE PURCHASED FOR ME?

     No one can predict the number of shares that will be purchased for you during a particular purchase period, and you cannot direct DTE Energy to purchase a specific number of shares. The number of shares purchased for you and credited to your account depends on the amount of funds you have available for investment and the price of the shares. The amount of funds you have available for investment depends on what you have authorized in regard to dividend reinvestment, plus any cash investments you have sent in. In every case, your available funds will be fully invested, since both whole and fractional shares (computed to at least three decimal places) will be credited to your account.

     15. HOW WILL THE PRICE PER SHARE BE CALCULATED?

     When shares are purchased on the open market, the purchase price per share will be the weighted average price of the aggregated shares purchased under the Plan during the purchase period, including the brokerage commission (calculated to three decimal places).

     When shares are purchased from DTE Energy, the purchase price per share will be the average of the high and low sales price as reported in the Wall Street Journal's New York Stock Exchange Composite Transactions on the pricing date, and no brokerage commission will be charged. The pricing date for original-issue shares purchased in connection with dividend reinvestment (and any shares related to cash investments purchased at the same time) will be the dividend payment date. If the dividend payment date is not a business day, the pricing date will be the next business day. The pricing date for shares purchased during any month that is not a dividend payment month will be the 10th day of the month or the next business day.

     16. HOW SOON AFTER I ENROLL WILL I START PARTICIPATING IN DIVIDEND REINVESTMENT?

     In order to participate in either full or partial dividend reinvestment, your enrollment form or authorization card must be received by DTE Energy on or before the dividend record date.

     17. WHAT IS A TRANSACTION STATEMENT?

     You will be mailed a transaction statement every time a purchase is made on your behalf. For instance, if you regularly reinvest your dividends under the Plan, you will be sent a transaction statement in February, May, August, and November. If Plan shares are purchased for you during a month when dividend reinvestment is not occurring, you will be sent a transaction statement related to your cash investment for that month.

     You should retain your transaction statements for income tax purposes, since each transaction statement will have the following information:

        - The date of the transaction;

        - The number of shares purchased and credited to your account, including the price per share;

        - The total number of whole and fractional shares in your Plan account; and

        - A year-to-date summary of your account transactions, including any withdrawals.

     18. WHAT OTHER KINDS OF REPORTS WILL BE SENT TO PARTICIPANTS?

     You will receive any letters or notices mailed to DTE Energy's common stock shareholders. If you also have shares of preferred or preference stock in the Plan, you will receive any related letters and notices from DTE Energy or Detroit Edison.

     19. HOW MUCH WILL IT COST ME TO PARTICIPATE IN THE PLAN?

     DTE Energy will pay most of the administrative costs of the Plan. Participants will be charged $1 for each transaction statement mailed to them. This statement fee will be automatically deducted from the funds available for investment.

     20. HOW WILL BROKER FEES BE HANDLED?

     Whenever shares are purchased for you on the open market, including shares related to dividend reinvestment, you will be charged a proportionate share of the broker's commission and fees. Your share of the brokerage charges, however, should be lower than if you bought the same number of shares on your own. This cost will be included in the price per share. There are no brokerage costs when original-issue shares are purchased.

     If you request DTE Energy to sell shares, you will be charged a proportionate share of the brokerage charges, plus any applicable withholding or transfer taxes. Share sales will be aggregated, so the brokerage costs should be lower than if you sold the shares on your own. However, because significantly fewer shares will be sold under the Plan than purchased, the brokerage costs for a sale transaction are not expected to be as low as for a purchase transaction.

     21. WILL I RECEIVE A STOCK CERTIFICATE FOR MY PLAN SHARES? COULD I REQUEST ONE?

     Normally, you will not receive a stock certificate for shares purchased for you under the Plan. You may, however, want or need a stock certificate; for instance, you will need a stock certificate if you are going to pledge, assign, or otherwise transfer stock to someone else. A stock certificate can be issued for any number of whole Plan shares credited to your account, but not for fractional shares. To request a stock certificate, use the correspondence form attached to your transaction statement. Specify the exact number of whole Plan shares that you want certificated. The stock certificate will be registered in exactly the same form as your Plan account unless you make other arrangements with the administrator of the Plan.

     22. DOES THE PLAN PROVIDE FOR SAFEKEEPING CERTIFICATES?

     You can deposit the common stock certificates you are now holding for safekeeping under the Plan. The shares represented by your certificates will be credited to your account as Plan shares and you will avoid any concern about the loss, theft, or destruction of the certificates. Unless instructed otherwise, DTE Energy will fully reinvest the dividends on these shares. In the future, should you want or need a stock certificate, you can request one. However, the certificate issued to you then will be a new certificate and will have the current date. Therefore, before you send in any certificate for safekeeping, you should record the date and price of the original stock transaction. Do not sign the certificate; and take the precaution of using registered or certified mail. Preferred or preference stock certificates issued by either DTE Energy or Detroit Edison will not be accepted for safekeeping. As a result of the 1996 share exchange, all certificates for Detroit Edison common stock will be treated as certificates for DTE Energy common stock.

     23. CAN I SELL SHARES I OWN UNDER THE PLAN?

     You can sell any Plan shares credited to your account by noting the exact number of shares you want sold on the correspondence form sent with your transaction statement.

     Always check your last transaction statement before you authorize a sale, because you can only sell Plan shares that are credited to your account. You cannot sell shares that relate to cash investments or to certificates you have sent for safekeeping if these shares have not yet been added to your account. Also, if you want to continue to participate in the Plan, you must be careful to keep at least one whole share in your Plan account.

     24. WHAT IF I SELL ALL MY SHARES UNDER THE PLAN?

     As long as your Plan account holds at least one whole share, your account will remain active. You may sell all your certificated shares, but you must keep at least one Plan share. Any Plan account with less than one whole share is automatically closed, and the participant is automatically sent an account history statement and a check for any fractional share (less any related brokerage charges, fees, and applicable withholding or transfer taxes).

     25.WHEN WILL SHARES BE SOLD UNDER THE PLAN? HOW WILL I KNOW WHEN MY SHARES
        HAVE BEEN SOLD?

     Participants' requests to sell shares will be aggregated, and the shares will generally be sold on the open market once each week. As soon as practicable after your shares are sold, you will receive a check for the proceeds of the sale (less any related brokerage charges, fees, and applicable withholding or transfer taxes).

     26. WHEN AND HOW CAN I WITHDRAW FROM THE PLAN?

     You can withdraw from the Plan by using the correspondence form attached to your transaction statement. When closing your Plan account, you have the following choices:

        - You can ask for a certificate for all your Plan shares. You will receive a stock certificate for the whole Plan shares credited to your account, and a check for any fractional share sold on the open market (less any related brokerage charges, fees, and applicable withholding or transfer taxes).

        - You can request that all your Plan shares be sold. You will receive a check for the whole and fractional shares sold on the open market (less any related brokerage charges, fees, and applicable withholding or transfer taxes).

        - You can ask for a certificate for a specific number of your Plan shares and request that the rest be sold. You will receive a certificate for the number of whole shares you want to retain in certificated form outside of the Plan, and a check for the whole and fractional shares that are sold on the open market (less any related brokerage charges, fees, and applicable withholding or transfer taxes.)

     Generally, requests to withdraw from the Plan will be processed once a week; however, if your withdrawal request arrives after a dividend record date or during the purchase period for dividend reinvestment, your request will be processed when the purchase period is over so that your account can be properly credited for the quarter. After your account is properly credited and closed, you will receive an account history statement.

     27. IF I WITHDRAW FROM THE PLAN, CAN I DECIDE TO REJOIN?

     If you withdraw from the Plan and later want to enroll again, you will have to submit a new authorization card. If you are no longer a shareholder of record, you will need to fill out a new enrollment form and invest at least $100 in Plan shares. Numerous openings and closings of an account are costly and difficult to administer, so a particular request to rejoin the Plan after a series of withdrawals could be denied.

     28. CAN THE COMPANY CHANGE OR DISCONTINUE THE PLAN?

     The Plan can be amended, modified, suspended, or terminated by DTE Energy at any time. In this case, you will be notified of the pending action by mail. If the Plan is discontinued, any cash dividends or cash investments not yet invested for you will be returned to you. You will receive a certificate for the whole Plan shares, a check for any fractional Plan share credited to your account (less any related brokerage charges, fees, and applicable withholding or transfer taxes), and an account history statement.

     29.WHAT HAPPENS IF THE COMPANY DECLARES A STOCK SPLIT OR ISSUES A DIVIDEND
        PAYABLE IN SHARES?

     If DTE Energy declares a stock split or issues a dividend payable in shares, the additional shares related to your Plan shares will be credited to your account. Certificates for the additional shares related to any certificated shares you hold under the Plan will be mailed directly to you.

     30. WHAT IF THE COMPANY HAS A RIGHTS OFFERING?

     DTE Energy's common stock shareholders do not have preemptive rights. However, if there is a rights offering affecting the shares in your Plan account, you will be notified. If you want to exercise the rights offering, you must let DTE Energy know prior to the record date for such rights. Because rights certificates are issued only for whole shares, the rights on fractional shares will be sold during the next investment purchase period, and the net proceeds will be used to purchase Plan shares. Similarly, if you choose not to exercise the rights offering, the rights on all the shares in your Plan account will be sold, and the net proceeds will be used to purchase Plan shares on your behalf.

     31. HOW ARE PLAN SHARES VOTED AT SHAREHOLDER MEETINGS?

     You will receive a proxy card that enables you to vote both the certificated and Plan shares credited to your Plan account. If you do not return a signed proxy card or vote these shares in person at the meeting, none of the shares will be voted.

     32. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY UNDER THE PLAN?

     DTE Energy is responsible for administering the Plan in accordance with this prospectus, but is not liable for any action it performs or fails to perform in good faith.

     33.WHO BEARS THE RISK OF MARKET-PRICE FLUCTUATIONS AFFECTING THE VALUE OF
        THE PLAN SHARES?

     Each individual participant in the Plan bears the risk of market-price changes affecting the value of the stock. DTE Energy cannot assure you of a profit or protect you against a loss on any shares you hold, purchase, or sell under the Plan.

     34. WILL THERE ALWAYS BE QUARTERLY DIVIDEND PAYMENTS TO REINVEST?

     No one can promise or predict what the Board of Directors will do in regard to future dividends on common stock. The amount and payment of dividends depends on the earnings, financial condition, cash flow, and other factors affecting DTE Energy and its affiliates.

     35. WHAT TAX CONSEQUENCES SHOULD I BE AWARE OF?

     DTE Energy is not in a position to advise you on the tax consequences of your participation in the Plan. As a general rule, participants in the Plan have the same federal income tax obligations as shareholders who do not participate in the Plan. You should consult with your own tax advisor for advice applicable to your particular situation.

     The following general statements can be made:

        - All dividends (whether or not they are reinvested) are considered taxable income for federal income tax purposes. You do not have to receive a dividend check for dividends to be considered taxable income.

        - You may realize a capital gain or loss when you sell shares under the Plan, even fractional shares.

        - You do not realize any taxable income when, and for whatever reason, you receive a certificate for your Plan shares. You may realize a gain or loss if you subsequently sell the shares.

        - Taxes are not withheld from your dividends or the proceeds of a sale if you furnish a valid taxpayer identification number and certify in writing that you are not subject to any withholding taxes. Otherwise, the required taxes are always withheld (including any applicable taxes for participants who reside in Ontario, Canada).

        - When it is necessary to withhold taxes on dividends that are to be reinvested, only the amount left after withholding the tax is used to purchase additional Plan shares.

        - You will receive a year-end statement to be used in preparing your tax returns (IRS Form 1099-Div). This form will show the amount of cash dividends paid to you during the year, the amount of dividends reinvested for you during the year, and the amount of any taxes withheld.

        - In calculating your gain or loss relative to Plan shares, refer to your transaction statement or your account history statement.

        - Transaction statement fees may sometimes be taken as a deduction in computing your federal taxable income. However, you may be subject to a limitation that could prevent the use of this deduction.

                                    EXPERTS

     The consolidated financial statements incorporated by reference to Detroit Edison's Annual Report on Form 10-K for the year ended December 31, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                            INDEPENDENT ACCOUNTANTS

     Detroit Edison has engaged Deloitte & Touche LLP as independent accountants for the year ending December 31, 1995. With respect to the unaudited interim financial information of Detroit Edison and its subsidiary companies for the 3- and 12-month periods ended March 31, 1995, the 3-, 6-, and 12-month periods ended June 30, 1995, and the 3-, 9-, and 12-month periods ended September 30, 1995, which is incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for a review of such information. However, as stated in the firm's reports included in Detroit Edison's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995, and incorporated by reference herein, Deloitte & Touche LLP did not audit and does not express an opinion on that interim financial information. Accordingly, the degree of reliance on the firm's report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for its reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                 LEGAL OPINIONS

     Legal matters in connection with the validity of the common stock offered under the Plan have been passed upon for DTE Energy by C. C. Nern, Vice President and General Counsel.
                               ------------------

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY WITH RESPECT TO THOSE SECURITIES TO WHICH IT RELATES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED OR INCORPORATED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                               ------------------

                  Part II.     INFORMATION NOT REQUIRED IN PROSPECTUS


         Item 14.  Other Expenses of Issuance and Distribution


                        Registration fees          $ 95,906 *

                        Printing and copying         36,000**

                        Blue-sky fees and expenses    1,500**

                        Accountants' fees            10,000**

                        Miscellaneous expenses          594**
                                                   ----------

                                             TOTAL $144,000
                                                   ==========

                       *     Previously Paid
                       **    Estimated


         Item 15.   Indemnification of Directors and Officers

               (a)           Indemnification. Pursuant to Article VI of DTE
                   Energy's Articles of Incorporation, the directors of DTE Energy will not be personally liable to either DTE Energy or its shareholders in the performance of their duties to the full extent permitted by law.

                   Article VII of DTE Energy's Articles of Incorporation provides that each person who is or was or had agreed to become a director or officer of DTE Energy, or such person who is or was serving or who has agreed to serve at the request of the Board of Directors as an employee or agent of DTE Energy or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including the heirs, executors, administrators, or estate of such person), shall be indemnified by DTE Energy to the full extent permitted by the Michigan Business Corporation Act or any other applicable laws as currently or hereafter in effect. In addition, pursuant to the authority granted by Article VII of the Articles of Incorporation, DTE Energy intends to enter into indemnification agreements with its officers and directors which provide for indemnification to the maximum extent permitted by law. These agreements will set forth certain procedures for the advancement by DTE Energy of certain expenses to the indemnitees.

                   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling DTE Energy pursuant to the foregoing provisions, DTE Energy has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

               (b)           Insurance. With respect to indemnification
                   liability, DTE Energy and its directors and officers in their capacities as such are insured against liability for alleged wrongful acts to the extent defined under three insurance policies providing aggregate coverage in the amount of $85 million.

Item 16. Exhibits
(a)      Exhibits filed herewith:

EXHIBIT NO.
    4-1      Form of Amended and Restated Articles of Incorporation

    5-3 Opinion and Consent of Christopher C. Nern, Esq., Vice President and General Counsel of DTE Energy Company

    15-2     Awareness Letter of Deloitte & Touche LLP

    23-4     Consent of Price Waterhouse LLP


(b)  Exhibits incorporated herein by reference:

EXHIBIT NO.
    4-2      Bylaws of DTE Energy (Exhibit 3(d) to Registration No. 33-57545)

    4-3 Collateral Trust Indenture (Notes), dated as of June 30, 1993 between The Detroit Edison Company and Bankers Trust Company
                (Exhibit 4-152 to Registration Statement No. 33-50325)

    4-4      First Supplemental Note Indenture, dated as of June 30, 1993
                (Exhibit 4-153 to Registration No. 33-50325)

    4-5      Second Supplemental  Note Indenture, dated as of September 15, 1993
                (Exhibit 4-159 to The Detroit Edison Company's Form 10-Q for quarter ended September 30, 1993)

    4-6      Third Supplemental  Note Indenture, dated as of August 15, 1994
                (Exhibit 4-169 to The Detroit Edison Company's Form 10-Q for quarter ended September 30, 1994)

    4-7      Fourth Supplemental  Note Indenture, dated as of August 15, 1995
                (Exhibit 4-175 to The Detroit Edison Company's Form 10-Q for the quarter ended September 30, 1995)

    4-8 Mortgage and Deed of Trust, dated as of October 1, 1924, between The Detroit Edison Company (File No. 1-2198) and Bankers Trust Company as Trustee (Exhibit B-1 to Registration No. 2-1630) and indentures supplemental thereto, dated as of dates indicated below, and filed as exhibits to The Detroit Edison Company's filings as set forth below:

             September 1, 1947     Exhibit B-20 to Registration No. 2-7136
             October 1, 1968       Exhibit 2-B-33 to Registration No. 2-30096
             November 15, 1971     Exhibit 2-B-38 to Registration No. 2-42160
             January 15, 1973      Exhibit 2-B-39 to Registration No. 2-46595
             June 1, 1978          Exhibit 2-B-51 to Registration No. 61643
             June 30, 1982         Exhibit 4-30 to Registration No. 2-78941
             August 15, 1982       Exhibit 4-32 to Registration No. 2-79674
             October 15, 1985      Exhibit 4-170 to Form 10-K for December 31, 1994
             November 30, 1987     Exhibit 4-139 to Form 10-K for December 31, 1992
             July 15, 1989         Exhibit 4-171 to Form 10-K for December 31, 1994


         December 1, 1989    Exhibit 4-172 to Form 10-K for December 31, 1994
         February 15, 1990   Exhibit 4-173 to Form 10-K for December 31, 1994
         November 1, 1990    Exhibit 4-110 to Form 10-K for December 31, 1990
         April 1, 1991       Exhibit 4-111 to Form 10-Q for March 31, 1991
         May 1, 1991         Exhibit 4-112 to Form 10-Q for June 30, 1991
         May 15, 1991        Exhibit 4-113 to Form 10-Q for June 30, 1991
         September 1, 1991   Exhibit 4-116 to Form 10-Q for September 30, 1991
         November 1, 1991    Exhibit 4-119 to Form 10-K for December 31, 1991
         January 15, 1992    Exhibit 4-120 to Form 10-K for December 31, 1991
         February 29, 1992   Exhibit 4-121 to Form 10-Q for March 31, 1992
         April 15, 1992      Exhibit 4-122 to Form 10-Q for June 30, 1992
         July 15, 1992       Exhibit 4-123 to Form 10-Q for September 30, 1992
         July 31, 1992       Exhibit 4-124 to Form 10-Q for September 30, 1992
         November 30, 1992   Exhibit 4-130 to Registration No. 33-56496
         January 1, 1993     Exhibit 4-131 to Registration No. 33-56496
         March 1, 1993       Exhibit 4-141 to Form 10-Q for March 31, 1993
         March 15, 1993      Exhibit 4-142 to Form 10-Q for March 31, 1993
         April 1, 1993       Exhibit 4-143 to Form 10-Q for March 31, 1993
         April 26, 1993      Exhibit 4-144 to Form 10-Q for March 31, 1993
         May 31, 1993        Exhibit 4-148 to Registration No. 33-64296
         June 30, 1993       Exhibit 4-149 to Form 10-Q for June 30, 1993 (1993 Series AP)
         June 30, 1993       Exhibit 4-150 to Form 10-Q for June 30, 1993 (1993 Series H)
         September 15, 1993  Exhibit 4-158 to Form 10-Q for September 30, 1993
         March 1, 1994       Exhibit 4-163 to Registration No. 33-53207
         June 15, 1994       Exhibit 4-166 to Form 10-Q for June 30, 1994
         August 15, 1994     Exhibit 4-168 to Form 10-Q for September 30, 1994
         December 1, 1994    Exhibit 4-169 to Form 10-K for December 31, 1994
         August 1, 1995      Exhibit 4-174 to Form 10-Q for September 30, 1995



Item 17.    Undertakings

The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (1) (a) and (1) (b) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this posteffective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on November 15, 1995.

                                        DTE Energy Company
                                        (Registrant)

                                        By  /s/ JOHN E. LOBBIA
                                            -------------------------
                                            John E. Lobbia, Chairman of the
                                            Board and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this posteffective amendment has been signed below by the following persons in the capacities and on the date indicated.


OFFICERS AND DIRECTORS

           SIGNATURE                 TITLE                                DATE
           ---------                 -----                                ----
PRINCIPAL EXECUTIVE OFFICER:

                                Chairman of the Board, Chief
     /s/ John E. Lobbia         Executive Officer, and Director       November 15, 1995
--------------------------------
        (John E. Lobbia)


PRINCIPAL OPERATING OFFICER:

                                President, Chief Operating Officer,
 /s/ Anthony F. Earley, Jr.     and Director                          November 15, 1995
--------------------------------
    (Anthony F. Earley, Jr.)


PRINCIPAL FINANCIAL AND
    ACCOUNTING OFFICER:

                                Executive Vice President, Chief
                                Financial Officer, and Director       November 15, 1995
  /s/ Larry G. Garberding
--------------------------------
     (Larry G. Garberding)



                                EXHIBIT INDEX




EXHIBIT NO.                      DESCRIPTION                           PAGE NO.
-----------                      ------------                          --------

    4-1      Form of Amended and Restated Articles of
             Incorporation

    5-3 Opinion and Consent of Christopher C. Nern, Esq., Vice President and General Counsel of DTE Energy Company

   15-2      Awareness Letter of Deloitte & Touche LLP

   23-4      Consent of Price Waterhouse LLP

     Exhibits incorporated by reference:

                                                                                         See Page Nos.____
                                                                                    through ____ for location
                                                                                     of exhibits incorporated
EXHIBIT NO.                                                                                by reference
-----------                                                                         -------------------------
    4-2      Bylaws of DTE Energy (Exhibit 3(d) to Registration No. 33-57545)

    4-3 Collateral Trust Indenture (Notes), dated as of June 30, 1993 between The Detroit Edison Company and Bankers Trust Company

    4-4      First Supplemental Note Indenture, dated as of June 30, 1993

    4-5      Second Supplemental  Note Indenture, dated as of September 15, 1993

    4-6      Third Supplemental  Note Indenture, dated as of August 15, 1994

    4-7      Fourth Supplemental  Note Indenture, dated as of August 15, 1995

    4-8      Mortgage and Deed of Trust, dated as of October 1, 1924, between
             The Detroit Edison Company and Bankers Trust Company as Trustee and indentures supplemental thereto, dated as of dates indicated below:

             September 1, 1947
             October 1, 1968
             November 15, 1971
             January 15, 1973
             June 1, 1978
             June 30, 1982
             August 15, 1982
             October 15, 1985
             November 30, 1987
             July 15, 1989


         December 1, 1989
         February 15, 1990
         November 1, 1990
         April 1, 1991
         May 1, 1991
         May 15, 1991
         September 1, 1991
         November 1, 1991
         January 15, 1992
         February 29, 1992
         April 15, 1992
         July 15, 1992
         July 31, 1992
         November 30, 1992
         January 1, 1993
         March 1, 1993
         March 15, 1993
         April 1, 1993
         April 26, 1993
         May 31, 1993
         June 30, 1993
         June 30, 1993
         September 15, 1993
         March 1, 1994
         June 15, 1994
         August 15, 1994
         December 1, 1994
         August 1, 1995